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                                                                  Exhibit No. 15



February 11, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington DC 20549

                              RE: Regis Corporation Registration Statements on Form S-3
                                   (File No. 333-28511, No. 333-78793,
                                   No. 333-49165, No. 333-89279 and
                                   No. 333-90809), and Form S-8
                                   (File No. 33-44867 and No. 33-89882)

Commissioners:

We are aware that our report dated February 8, 2000, on our review of the interim consolidated financial information of Regis Corporation for the period ended September 30, 1999, and included in this report on Form 8-K, is incorporated by reference in the above referenced registration statements.

Yours very truly,



/s/ PRICEWATERHOUSECOOPERS LLP

PRICEWATERHOUSECOOPERS LLP